SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                February 27, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On February 27, 2004 registrant issued a press release entitled "Different Circumstances Require Different Tactics in Iraq."

         The text of the press release is as follows:

            DIFFERENT CIRCUMSTANCES REQUIRE DIFFERENT TACTICS IN IRAQ

   KBR Tiger Team provides additional internal control point for subcontracts

The following is a statement from KBR President and Chief Executive Officer Randy Harl as a response to news reports on an internal document.

It is unimaginable that a business news publication would publish an internal proprietary working draft document that involves war operations, security, legal and competitive issues for KBR. The document says: For discussion purposes only. That certainly didn't mean discussion in the media.

Otherwise the internal memo that has been reported on is completely consistent with our corporate philosophy. If we see a problem or if someone, such as our client, raises the possibility of a problem, we immediately investigate. That's what we are doing here with our Tiger Team. Daily our people confront and test the status quo to make improvements for our customers. Other companies may have a "just get by attitude" but that is not how it works at KBR.

The bottom line is: This is a dramatically different mission than it was in March 2003. Over 11 months, it has become the largest undertaking of its kind since the Marshall Plan. When the mission changed, KBR began a mission to change with it.

KBR's contracts in Iraq and our performance in a war zone are undergoing an unprecedented level of scrutiny. The Tiger Team was formed to ensure that all our operations fulfill the KBR promise to deliver quality results for our clients. That's what we are doing even with the unprecedented barrage of inquiries, accusations and political innuendos.

In a war zone, you have to adapt and apply different tactics to different circumstances. For example, KBR had to "ramp up" meal service between June, when we served 50,000 soldiers daily, and July, when we had to plan, purchase and prepare for 130,000 soldiers each day. More soldiers also meant more laundry, and it was a huge upsurge in everything from personnel to detergent. Recently, the military decided to provide "hard-sided" shelter for the soldiers. On this issue, we processed an order in December for some $300 million of "containers" that will be used to construct shelter. Every operational change causes shifts in people, processes, computer systems, files and equipment.

At any given time, the amount we are "out of pocket" has amounted up to $800 million. There are very few companies in the world that could or would adapt this quickly while, at the same time, finance the operation. KBR pays for the equipment, supplies and manpower and is reimbursed much later.

We will continue to support the soldiers even though the price for this mission is the cost of having to defend ourselves at home.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     February 27, 2004            By: /s/ Margaret E. Carriere
                                          ---------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary